EXHIBIT 2.1



                                                                       EXECUTION
                                                                            COPY
                            STOCK PURCHASE AGREEMENT


                                  by and among


                      FORTUNE DIVERSIFIED INDUSTRIES, INC.;


                                 CARTER FORTUNE;

                                 STEVE LOEFFLER


                                       AND


                                   CLAY MELNYK

                                                                       EXECUTION
                                                                            COPY

                            STOCK PURCHASE AGREEMENT

         THIS STOCK PURCHASE AGREEMENT (this "Agreement") is entered into effective the 30th day of April 2004 ("Effective Date") by and among Steve Loeffler and Clay Melnyk (collectively "the Sellers"), Fortune Diversified Industries, Inc., a Delaware corporation ("the Buyer") and Carter Fortune ("Fortune").

                                   BACKGROUND

         Innovative Telecommunications Consultants, Inc. ("the Company") is in the business of upgrading and maintaining wireless facilities (including, but not limited to cell towers and switching stations) (the "Business").

         The parties hereto desire to provide for the acquisition by the Buyer of the Company through the sale by the Sellers to the Buyer of all the outstanding shares of capital stock of the Company, which are owned beneficially and of record by the Sellers, all on the terms and conditions set forth in this Agreement.

         NOW THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements herein contained, the parties hereto, intending to be legally bound, agree as follows:

SECTION 1.        ACQUISITION OF SHARES.

         1.1 Sale and Purchase of Shares of the Company. Subject to the terms and conditions of this Agreement, at the Closing (as herein defined), the Sellers shall sell, transfer and deliver to the Buyer 200 shares of the common stock, no par value, of the Company, constituting all of the outstanding shares of the Company's capital stock (the "Shares"), and the Buyer shall purchase the Shares for the consideration set forth in Section 1.2.

         1.2 Purchase Price. Subject to Section 1.4, the purchase price (the "Purchase Price") for the Shares shall be $1,000,000 in cash of which $500,000 shall be paid by wire transfer pursuant to instructions previously given by the Sellers to the Buyer for that purpose at Closing. Subject to the following contingencies, the Buyer shall pay to the Sellers the remaining amount of $500,000 (the "Post-Closing Payment") on or before July 1, 2006. The payment of $300,000 of the Post-Closing Payment is contingent upon the Company attaining a cumulative EBITDA of at least $250,000 at any time during the period May 1, 2004 to April 30, 2006 ("Test Period"). If the Company does not attain a cumulative EBITDA at any time during the Test Period of at least $250,000, the Sellers shall forfeit the Post-Closing Payment. If the Company does attain a cumulative EBITDA at any time during the Test Period of at least $250,000, the Buyer shall pay $300,000 of the Post-Closing Payment to the Sellers. The payment of the remaining $200,000 of the Post-Closing Payment is contingent upon the Company attaining a cumulative EBITDA of at least $500,000 during the Test Period.

         If the Company attains a cumulative EBITDA during the Test Period of at least $250,000, the Buyer shall pay $.80 to the Sellers for each $1.00 of cumulative EBITDA in excess of $250,000 but less than $500,000 during the Test

Period (i.e., maximum payment of $200,000). If the Company does not attain a cumulative EBITDA during the Test Period of at least $250,000, the Sellers shall forfeit all of the remaining $200,000 of the Post-Closing Payment.

         The Buyer shall pay to the Sellers the Post-Closing Payment within twenty (20) days of the final EBITDA determinations. If the Sellers qualify for and are paid $300,000 of the Post-Closing Payment, such amount shall be non-refundable by Sellers.

         EBITDA shall be defined as accrued earnings before any interest relating to the acquisition, income taxes, depreciation and amortization. In calculating accrued earnings and EBITDA, Buyer shall not allocate any corporate overhead to Company in excess of two percent (2%) of sales. The Buyer shall cause its outside accountant to calculate EBITDA at any time reasonably requested by the Sellers during the Test Period and shall provide a written explanation of such calculation to the Sellers within sixty (60) days of such request. The Buyer's calculation of EBITDA shall be final and binding upon the parties unless the Sellers object to such calculation within fifteen (15) days of the receipt thereof, in which case the Buyer and the Sellers shall exercise their respective best efforts to resolve such dispute within fifteen (15) days of the Sellers' objection. If the Buyer and the Sellers are unable to agree on a final calculation of EBITDA within this fifteen (15) day period, then the parties shall select a neutral accounting firm (the "Arbitrating Accounting Firm") which shall make a final determination. In such case, each of the Buyer and the Sellers shall inform the Arbitrating Accounting Firm of their respective calculations of EBITDA, and each shall be granted the opportunity to provide to the Arbitrating Accounting Firm verbal and written explanations of their respective calculations. The Arbitrating Accounting Firm shall be instructed to complete its calculations within thirty (30) days of its engagement. The determination of the Arbitrating Accounting Firm shall be final and binding upon the parties. The fees of the Arbitrating Accounting Firm shall be paid by the non-prevailing party in any such dispute, as determined by the Arbitrating Accounting Firm. Any deposit required by the Arbitrating Accounting Firm shall be paid initially by the Buyer, but if the Buyer prevails in such dispute, the Sellers shall reimburse the Buyer for the deposit.

         1.3 Stock in Lieu of Cash. Each of the Sellers may elect, in his sole discretion, to receive one share of the common stock of the Buyer ("FDI Stock") in lieu of each dollar of cash, he may be entitled to receive as part of the payment due at Closing or the Post-Closing Payment. Each of the Sellers shall notify the Buyer, in writing, concerning his election prior to Closing or within ten (10) days of the final EBITDA determinations, as applicable.

         1.4 Put Option. Subject to the limitations and restrictions described below and applicable securities laws, each of the Sellers may, in his sole discretion, sell any or all of his FDI Stock received by him at Closing (i.e., not part of the Post-Closing Payment) to Fortune and Fortune shall purchase any of the Sellers' shares of FDI Stock offered by Sellers. The put price per share shall be $1.00. Sellers may only exercise this put option during the period May 1, 2004 to May 1, 2006. Any closing on a sale of any or all of the shares of FDI Stock to Fortune shall occur within ninety (90) days of Fortune's receipt of written notice from any of the Sellers requesting exercise of his put option.

         1.5 Target Net Worth. If on the Effective Date, the Company's assets (excluding goodwill) do not exceed the Company's liabilities by at least $350,000 ("Target Net Worth"), the Sellers shall apply post-closing earnings to make-up the difference between the Target Net Worth and the actual difference between assets and liabilities. An example of this calculation is attached as Exhibit A. Assets and liabilities shall be determined pursuant to generally accepted accounting principles (GAAP) consistently applied. Within thirty (30) days after the Closing, the Buyer and the Sellers shall reconcile and agree upon the assets and the liabilities that existed on the Effective Date. If upon reconciliation the Sellers apply post-closing earnings to make-up the deficiency, the earnings applied shall not be included as part of EBITDA during the Test Period.

         If the Buyer and the Sellers are unable to agree on a final calculation of the difference between assets and liabilities on or before the deadline specified in the foregoing paragraph, then the Arbitrating Accounting Firm shall make a final determination thereof. In such case, each of the Buyer and the Sellers shall inform the Arbitrating Accounting Firm of their respective calculations of the amounts at issue, and each shall be granted the opportunity to provide to the Arbitrating Accounting Firm verbal and written explanations of their respective calculations. The Arbitrating Accounting Firm shall be instructed to complete its calculations within thirty (30) days of its engagement. The determination of the Arbitrating Accounting Firm shall be final and binding upon the parties. The fees of the Arbitrating Accounting Firm shall be paid by the non-prevailing Party in any such dispute, as determined by the Arbitrating Accounting Firm. Any deposit required by the Arbitrating Accounting Firm shall be paid initially by the Buyer, but if the Buyer prevails in such dispute, the Sellers shall reimburse the Buyer for the deposit.

SECTION 2.        REPRESENTATIONS AND WARRANTIES REGARDING SELLERS.

         Each of the Sellers hereby jointly and severally represents and warrants to the Buyer as follows:

         2.1 Power and Authorization. Each of the Sellers has full capacity, legal right, power and authority to enter into and perform the Sellers' obligations under this Agreement and under the other agreements and documents (the "the Sellers Transaction Documents") required to be executed and delivered by the Sellers prior to or at the Closing. This Agreement has been duly and validly executed and delivered by each of the Sellers and constitutes the legal, valid and binding obligation of each of the Sellers enforceable against each of the Sellers in accordance with its terms except as the same may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other laws affecting the enforcement of creditor's rights in general, and except that the enforceability of this Agreement is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or law) and of public policy. When executed and delivered as contemplated herein, and assuming enforceability thereof against all other parties, each of the Sellers Transaction Documents shall constitute the legal, valid and binding obligation of each of the Sellers, enforceable against each of the Sellers in accordance with its terms except as the same may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other laws affecting the enforcement of creditor's rights in general, and except that the enforceability of the Sellers Transaction Documents is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or law) and of public policy.

2.2      No Conflicts.

                  (a) The execution, delivery and performance of this Agreement and the Sellers Transaction Documents do not and will not (with or without the passage of time or the giving of notice):

                           (i) violate or conflict with any law binding upon the
                  Sellers;

                           (ii) violate or conflict with, result in a breach of,
                  or constitute a default or otherwise cause any loss of benefit under any material agreement or other material obligation to which any of the Sellers is a party or by which any of the Sellers or any of the Sellers' assets are bound, or give to others any rights (including rights of termination, foreclosure, cancellation or acceleration), in or with respect to any of the Sellers or any of his/its assets, including, without limitation, any of the Shares; or

                           (iii) result in, require or permit the creation or
                  imposition of any restriction, mortgage, deed of trust, pledge, lien, security interest or other charge, claim or encumbrance of any nature upon or with respect to the Shares.

                  (b) Each consent or approval of, or registration, notification, filing and/or declaration with, any court, government or governmental agency or instrumentality, creditor, lessor or other person required to be given or made by any of the Sellers in connection with the execution, delivery and performance of this Agreement and the other agreements and instruments contemplated herein, which are to be obtained or made in order for transfer of the Shares to be effective as contemplated herein, has been obtained or made, or will be obtained or made prior to the Closing.

                  (c) There are no judicial, administrative or other governmental actions, proceedings or investigations pending or, to the actual knowledge of any of the Sellers, threatened, that question any of the transactions contemplated by, or the validity of, this Agreement or any of the Sellers Transaction Documents or which, if adversely determined, would effect the ability of any of the Sellers to enter into or perform his/its obligations under this Agreement or any of the Sellers Transaction Documents. None of the Sellers has received any request from any governmental agency or instrumentality for information with respect to the transactions contemplated hereby.

         2.3 Ownership of the Shares. Each of the Sellers own the Shares beneficially and of record, free and clear of any restriction, mortgage, deed of trust, pledge, lien, security interest or other charge, claim or encumbrance. Except for a buy-sell agreement between the Sellers which will be terminated prior to the Closing, there are no shareholder or other agreements affecting the right of any of the Sellers to convey the Shares to the Buyer or any other right of any of the Sellers with respect to the Shares, and each of the Sellers have the right, authority, power and capacity to sell, assign and transfer the Shares to the Buyer free and clear of any restriction, mortgage, deed of trust, pledge, lien, security interest or other charge, claim or encumbrance (except for restrictions imposed generally by applicable securities laws). Upon delivery to the Buyer of the certificates for the Shares at the Closing, each of the Sellers will transfer good, valid and marketable title to the Shares, free and clear of any restriction, mortgage, deed of trust, pledge, lien, security interest or other charge, claim or encumbrance.

         2.4 Brokers. No person acting on behalf of any of the Sellers or under the authority of any of the Sellers is or will be entitled to any brokers' or finders' fee or any other commission or similar fee, directly or indirectly, from any of such parties in connection with any of the transactions contemplated by this Agreement.

         2.5 Full Disclosure. All documents and other papers (or copies thereof) delivered by or on behalf of the Sellers in connection with the transactions contemplated by this Agreement are in the same form as they were maintained by the Sellers, without alteration and are accurate and complete as to items in the custody of the Sellers.

         2.6 Investment Representations and Covenants.

                  (a) Each of the Sellers understands that the FDI Stock will not be registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws on the grounds that the issuance of the FDI Stock is exempt from registration pursuant to
         Section 4(2) of the Securities Act or Regulation D promulgated under the Securities Act and applicable state securities laws, and that the reliance of the Buyer on such exemptions is predicated in part on each of the Sellers' representations, warranties, covenants and acknowledgments set forth in this Section 2.6.

                  (b) Each of the Sellers represents and warrants that the FDI Stock to be acquired by him/it upon consummation of the transactions contemplated herein will be acquired by him/it for his/its own account, not as a nominee or agent, and without a view to resale or other distribution within the meaning of the Securities Act and the rules and regulations thereunder other than as contemplated by this Agreement, and that he/it will not distribute all or any portion of the FDI Stock in violation of the Securities Act.

                  (c) Each of the Sellers acknowledges that the shares of FDI Stock are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act, only in certain limited circumstances.

                  (d) Each of the Sellers represents and warrants that he/it has such knowledge and experience in financial and business matters such that he/it is capable of evaluating the merits and risks of his/its investment in the FDI Stock.

                  (e) Each of the Sellers is in a financial position to afford to hold the FDI Stock indefinitely, each of the Sellers' financial condition being such that he/it is not presently under (and does not contemplate any future) necessity or constraint to dispose of the FDI Stock to satisfy any existing or contemplated debt or undertaking. Each of the Sellers recognizes that it may not be possible for him/it to liquidate his/its investment in the FDI Stock and, accordingly, he/it may have to hold the FDI Stock, and bear the economic risk of this investment, indefinitely.

                  (f) Each of the Sellers understands that neither the Securities and Exchange Commission nor any other federal or state agency has recommended, approved or endorsed the purchase of the FDI Stock as an investment.

                  (g) Each of the Sellers confirms that the FDI Stock was not offered to him/it by any means of general solicitation or general advertising, and that he/it has received no representations or warranties with respect to the FDI Stock other than those contained or described in this Agreement or in the Buyer's public filings.

                  (h) Each of the Sellers acknowledges that he/it has been provided or that the Buyer has made available to him/it copies of the Buyer's most recent Form 10-KSB, Form 10-QSB and any Form 8-KS and Form 4s filed since the most recent Form 10-QSB was filed. A description of the FDI Stock is attached hereto as Exhibit B.

                  (i) Each of the Sellers acknowledges that the Buyer has given him/it a reasonable opportunity to ask questions and receive answers concerning his/its receipt of FDI Stock and to obtain any additional information which the Buyer possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy of information.

SECTION 3. Representations and Warranties Regarding the
           Company

         Each of the Sellers hereby jointly and severally represents and warrants to the Buyer as follows:

         3.1 Organization and Good Standing. The Company is a corporation duly organized and validly existing under the laws of the State of Delaware and has all necessary corporate power and authority to carry on its business, to own and lease the assets which it owns and leases, and to perform all of its obligations. The Company is duly qualified to do business and is in good standing (if and to the extent the concept of good standing is recognized) under the laws of Virginia and South Carolina.

         3.2 No Conflicts.

                  (a) The execution, delivery and performance of this Agreement and the Company Transaction Documents do not and will not (with or without the passage of time or the giving of notice):

                           (i) violate or conflict with the Articles of
                  Incorporation or Bylaws (or other organizational documents) of the Company or any law binding upon the Company;

                           (ii) violate or conflict with, result in a breach of,
                  or constitute a default or otherwise cause any loss of benefit under any material agreement or other material obligation to which the Company is a party or by which it or its assets are bound, or give to others any right (including rights of termination, foreclosure, cancellation or acceleration), in or with respect to the Company or any of its assets; or

                           (iii) result in, require or permit the creation or
                  imposition of any restriction, mortgage, deed of trust, pledge, lien, security interest or other charge, claim or encumbrance of any nature upon or with respect to the Shares or, upon or with respect to the Company or any of the Company's assets.

                  (b) Each consent or approval of, or registration, notification, filing and/or declaration with, any court, government or governmental agency or instrumentality, creditor, lessor or other person required to be given or made by the Company in connection with the execution, delivery and performance of this Agreement and the Company Transaction Documents has been made or will be obtained or made prior to the Closing. There are no such consents, approvals, registrations, notifications, filings or declarations which have been obtained or made involving payment of premium or penalty by, or loss of benefit to, the Company, and upon consummation of the transactions contemplated by this Agreement, the Company will be entitled to continue to use all of the assets and properties now used by it in the same manner such assets and properties were used prior to Closing.

                  (c) There are no judicial, administrative or other governmental actions, proceedings or investigations pending or, to the actual knowledge of any of the Sellers, threatened that question any of the transactions contemplated by, or the validity of, this Agreement or any of the Company Transaction Documents or which, if adversely determined, would materially interfere with the Company's ability to enter into or perform its obligations under this Agreement or any of the Company Transaction Documents. The Company has not received any request from any governmental agency or instrumentality for information with respect to the transactions contemplated hereby at any office located outside of Indiana.

         3.3 Capitalization. Schedule 3.3 fully and accurately describes the authorized, issued and outstanding capital stock and other securities of the Company. No person has any preemptive or other right with respect to any such equity interests or other securities. There are no offers, options, warrants, rights, agreements or commitments of any kind (contingent or otherwise) relating to the issuance, conversion, registration, voting, sale or transfer of any equity interests or other securities of the Company (including, without limitation, the Shares) or obligating the Company or any other person to purchase or redeem any such equity interests or other securities. The Shares constitute all of the issued and outstanding shares of capital stock of the Company and have been duly authorized and are validly issued and outstanding, fully paid and nonassessable, and have been issued in compliance with applicable securities and other laws.

         3.4 Investments and Subsidiaries. The business of the Company is and has been conducted solely by and through the Company and no other person. The Company does not directly or indirectly own, control or have any investment or other interest in any corporation, partnership, joint venture, business trust or other entity.

         3.5 Compliance with Laws. To the actual knowledge of the Sellers, the Company has complied in all material respects with all applicable domestic and foreign laws; and the Company or any of the Sellers has not received any written notice, order or other written communication from any governmental agency or instrumentality of any alleged, actual or potential violation of or failure to comply with any law. To the actual knowledge of Sellers, all federal, foreign, state, local and other governmental consents, licenses, permits, franchises, grants and authorizations (collectively, "Authorizations") required for the operation of the Business as currently conducted, are in full force and effect without any default or violation thereunder by the Company or by any other party thereto. The Company has not received any notice of any claim or charge that the Company is in violation of or in default under any such Authorization. No proceeding is pending or, to the actual knowledge of any of the Sellers, threatened by any person to revoke or deny the renewal of any Authorization of the Company or the Sellers. The Company or any of the Sellers has not been notified that any such Authorization may not in the ordinary course be renewed upon its expiration or that by virtue of the transactions contemplated hereby any such Authorization may not be granted or renewed.

         3.6 Litigation. Except as set forth in Schedule 3.6: (a) there are no claims, actions, suits, proceedings (arbitration or otherwise) or, to the actual knowledge of any of the Sellers, investigations involving or affecting the Company or their businesses or assets, or their directors, officers or shareholders in their capacities as such, before or by any court or governmental agency or instrumentality, or before an arbitrator of any kind; (b) no pending claim, action, suit, proceeding or investigation, if determined adversely, would either individually or in the aggregate have a material adverse effect on the Company; (c) to the knowledge of any of the Sellers, no such claim, action, suit, proceeding or investigation is presently threatened or contemplated; and
(d) there are no unsatisfied judgments, penalties or awards against or affecting the Company or any of their businesses, properties or assets.

         3.7 Financial Statements.

                  (a) Schedule 3.7(a) includes the federal income tax return of the Company as of December 31, 2003 the "Company Tax Return"). The Company Tax Return accurately and fairly presents the financial condition and results of the operations of the Company as of the date thereof and for the period referred to.

                  (b) Prior to Closing, the Company delivered to the Buyer a briefing book ("Briefing Book") describing the Company (including but not limited to tax returns and other financial information). To the actual knowledge of the Sellers, the Briefing Book accurately and fairly presents the financial condition and results of the operations of the Company as of the date thereof and for the period referred to. Except as set forth in Schedule 3.7(b), as of the date of Closing, the Company will not have any material liability or material obligation of any nature that is not reflected in the Briefing Book other than current liabilities arising in the ordinary course of business consistent with past practice.

         3.8 Directors and Officers. All agreements with its directors and officers are terminable at will by the Company and there are no contracts, arrangements or agreements in place with any director or officer which would require the payment of any severance or change of control payment.

         3.9 Affiliate Agreements. There are no agreements, arrangements or understandings between the Company on the one hand and any of the Sellers or any present or former director, shareholder or officer of the Company or any member of the immediate family of or any person or entity controlling or controlled by any of such persons (a "Related Party"). All agreements and arrangements between the Company and all Related Parties are terminable by the Company upon written notice, without payment of penalty or premium of any kind. None of the Sellers has any claim or right against the Company.

         3.10 Corporate Books. The copies of the Articles of Incorporation of the Company, as certified by the Secretary of State of its jurisdiction of incorporation, and of its By-Laws (or of its other comparable organizational documents), as certified by its secretary, which have been delivered to the Buyer, are true, complete and correct and are in full force and effect as of the date hereof. The stock records of the Company fairly and accurately reflect the record ownership of all of its outstanding shares of capital stock. The minute books of the Company contain materially complete and accurate records of all meetings held of, and corporate action taken by, the shareholders, the board of directors and each committee of the board of directors of the Company. Complete and accurate copies, as of the date hereof, of all such minute books and stock records have been made available to the Buyer.

         3.11 Material Adverse Change. Since December 31, 2003, there has been no material change in the business, assets, prospects, condition (financial or otherwise) or results of operations of the Company, except as reflected in the Briefing Book. The Company, for itself, has not omitted or failed to disclose any material fact or contingency.

         3.12 Taxes. The Company has filed, or caused to be filed, all United States Federal tax returns and all other tax returns required to be filed and has paid all taxes due pursuant to said returns or pursuant to any assessment against the Company, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided and as to which no mortgage, pledge, security interest, hypothecation, assignment, encumbrance or preference, priority or other security agreement, preferential arrangement, lien, charge or deposit arrangement of any kind or nature whatsoever (a "Lien") exists (other than potential liens for taxes not yet due). No tax liens have been filed and no claims are being asserted with respect to any such taxes.

         3.13 Employee Benefits. Schedule 3.13 contains a complete and correct list of all benefit plans, arrangements, commitments and payroll practices, (whether or not employee benefit plans ("Employee Benefit Plans") as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), including, without limitation, sick leave, vacation pay, severance pay, salary continuation for disability, consulting or other compensation arrangements, retirement, deferred compensation, bonus, incentive compensation, stock purchase, stock option, health including hospitalization, medical and dental, life insurance, workman's compensation insurance and scholarship programs maintained for the benefit of any present or former employees of the Company (including but not limited to the employees of each of the Company's clients or customers) or to which the Company has contributed or is or was within the last three years obligated to make payments.

         3.14 Accuracy of Information. No information, exhibit or report furnished by the Sellers for themselves or on behalf of the Company to the Buyer in connection with the negotiation of, or compliance with, this Agreement, the Sellers Transaction Documents and the Company Transaction Documents contained any material misstatement of fact or omitted to state a material fact or any material fact necessary to make the statements contained therein not misleading.

         3.15 Material Agreements. The Company is not a party to any agreement or instrument or subject to any charter or other corporate restriction which is reasonably expected to have a material adverse effect on the Company. The Company is not in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in (a) any agreement to which it is a party which default could reasonably be expected to have a material adverse effect on the Company, or (b) any agreement or instrument evidencing or governing indebtedness.

         3.16 Ownership of Properties. Except as disclosed on Schedule 3.16, ("Permitted Liens") on the date of this Agreement, the Company has good title, free and clear of all liens other than Permitted Liens, to all of their respective assets.

         3.17 Indebtedness. Except as described in the Briefing Book and trade debt incurred in the ordinary course of business, the Company does not have any indebtedness.

         3.18 Intellectual Property.

                  (a) The Company has exclusive ownership of, or valid license or authority to use, all United States and foreign patents, patent applications, copyrights, licenses, trademarks, trademark applications and registrations, service marks, trade or product names, company names and logos (collectively, "Intellectual Property") used in the Business as presently conducted. Schedule 3.18(a) contains a correct and complete list of the Company's United States and foreign patent, trademarks and copyrights, both registered and pending.

                  (b) All licenses or other agreements under which the Company is granted rights in any of the Intellectual Property are in full force and effect and there is no material default by any party thereto.

                  (c) The Company's use of any Intellectual Property does not infringe on any rights of any other person and the Company is not making unauthorized use of any confidential information or trade secrets of any person, including without limitation any former employer or any past or present employee of the Company.

         3.19 Force Majeure. The business nor the assets of the Company are presently affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty.

SECTION 4. REPRESENTATIONS AND WARRANTIES OF BUYER

         The Buyer hereby represents and warrants to the Sellers as follows:

         4.1 Organization and Good Standing. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all necessary corporate power and authority to carry on its business as presently conducted, to own and lease the assets which it owns and leases and to perform all its obligations under each agreement and instrument by which it is bound.

         4.2 Power and Authorization. The Buyer has full capacity, legal right, power and authority to enter into and perform its obligations under this Agreement and under the other agreements and documents (the "the Buyer Transaction Documents") required to be executed and delivered by it prior to or at the Closing. The execution, delivery and performance by the Buyer of this Agreement and the Buyer Transaction Documents have been duly authorized by all necessary corporate action. This Agreement has been duly and validly executed and delivered by the Buyer and constitutes the legal, valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms except as the same may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other laws affecting the enforcement of creditor's rights in general, and except that the enforceability of the Buyer Transaction Documents is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or law) and of public policy. When executed and delivered as contemplated herein, and assuming enforceability thereof against all other parties, each of the Buyer Transaction Documents shall constitute the legal, valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms except as the same may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other laws affecting the enforcement of creditor's rights in general, and except that the enforceability of the Buyer Transaction Documents is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or law) and of public policy.

         4.3 No Conflicts.

                  (a) The execution, delivery and performance of this Agreement and the Buyer Transaction Documents do not and will not (with or without the passage of time or the giving of notice):

                           (i) violate or conflict with the Buyer's Certificate
                  of Incorporation, or Bylaws of the Buyer or any law binding upon the Buyer;

                           (ii) violate or conflict with, result in a breach of,
                  or constitute a default or otherwise cause any loss of benefit under any material agreement or other material obligation to which the Buyer is a party or by which it or its assets are bound, or give to others any right (including rights of termination, foreclosure, cancellation or acceleration), in or with respect to the Buyer, its assets or any of its Affiliates' assets; or

                           (iii) violate any resolution adopted by the board of
                  directors or stockholders of the Buyer.

                  (b) Each consent or approval of, or registration, notification, filing and/or declaration with, any court, government or governmental agency or instrumentality, creditor, lessor or other person required to be given or made by the Buyer in connection with the execution, delivery and performance of this Agreement and the other agreements and instruments contemplated herein has been obtained or made, or will be obtained or made prior to the Closing. (c) There are no judicial, administrative or other governmental actions, proceedings or investigations pending or, to the knowledge of the Buyer, threatened, that question any of the transactions contemplated by, or the validity of, this Agreement or any of the other agreements or instruments contemplated hereby or which, if adversely determined, would have a material adverse effect upon the ability of the Buyer to enter into or perform its obligations under this Agreement or any such other agreements or instruments. The Buyer has not received any request from any governmental agency or instrumentality for information with respect to the transactions contemplated hereby.

         4.4 Accuracy of Filings. All publicly-available filings made by the Buyer with the Securities and Exchange Commission since September 1, 2000 are true and complete in all material respects, do not contain any untrue statement of material fact and do not omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

         4.5 Compliance With Securities Law. The shares of FDI Stock, if any, to be issued to the Sellers will be fully issued, non-assessable, valid and outstanding as of the Closing, and will be validly issued in reliance upon an exemption from registration under, and in material compliance with, applicable federal and state securities laws, including without limitation the Securities Act of 1933, as amended, and the Securities and Exchange Act of 1934, as amended.

         4.6 Brokers. No person acting on behalf of the Buyer or any of its affiliates or under the authority of any of the foregoing is or will be entitled to any brokers' or finders' fee or any other commission or similar fee, directly or indirectly, from any of such parties in connection with any of the transactions contemplated by this Agreement.

         4.7 Full Disclosure. All documents and other papers (or copies thereof) delivered by or on behalf of the Buyer in connection with the transactions contemplated by this Agreement are in the same form as maintained by the Buyer internally, without alteration, and are accurate and complete as to items in the custody of the Buyer in all material respects.

SECTION 5.        CLOSING.

         5.1 Time and Place of Closing. The closing of the exchange of the Shares (the "Closing") pursuant to this Agreement shall take place on May 11, 2004, at the offices of Drewry Simmons Pitts & Vornehm, LLP, 8888 Keystone Crossing, Suite 1200, Indianapolis, IN 46240, commencing at 10:00 a.m. local time or at such other date, time or place as may be agreed to by the Buyer and the Sellers (the "Closing Date"). The Closing shall be effective on the Effective Date except as otherwise specified in this Agreement.

         5.2 Deliveries at the Closing. At the Closing, in addition to the other actions contemplated elsewhere herein:

                  (a) the Sellers shall deliver, or shall cause to be delivered, to the Buyer the following:

                           (i) certificates representing all of the Shares, duly
                  endorsed for transfer or with stock powers affixed thereto, executed in blank in proper form for transfer;

                           (ii) such other documents and instruments as the
                  Buyer may reasonably request to effectuate or evidence the transactions contemplated by this Agreement.

                           (iii) the Company's Articles of Incorporation
                  certified as of a recent date by the Secretary of State of Delaware and by the Secretary of the Company, and the Company's By-laws (or similar document in foreign jurisdictions) certified by the Secretary of the Company, each including any and all amendments to date;

                           (iv) a Certificate of Existence (or similar document
                  in Delaware) of a recent date for the Company, certified by the appropriate governmental agency;

                           (v) the original corporate minute books and stock
                  transfer and record books of the Company as they exist on the Closing and such of its files, books and records as the Buyer may reasonably request; and

                           (vi) a counterpart, duly executed by each of the
                  Sellers, of the Employment Agreements between the Company and each of the Sellers, in substantially the form of that attached hereto as Exhibit C;

                           (vii) such other documents and instruments as the
                  Buyer may reasonably request to effectuate or evidence the transactions contemplated by this Agreement.

                  (b) the Buyer shall deliver, or shall cause to be delivered, to the Sellers the items described below:

                           (i) a wire transfer of immediately available funds in
                  the amount of $250,000.00 to the accounts specified by each of the Sellers ($500,000 total) (unless a Seller elects to receive some stock pursuant to Section 1.3);

                           (ii) a copy of the resolutions of the Board of
                  Directors of the Buyer authorizing the execution, delivery and performance by the Buyer of this Agreement and the other agreements and instruments referred to herein, certified as of the Closing by the Secretary or an Assistant Secretary of the Buyer;

                           (iii) a Certificate of Good Standing of a recent date
                  for the Buyer, certified by the Secretary of State of the State of Delaware;

                           (iv) a counterpart, duly executed by the Company, of
                  the Employment Agreements between the Company and each of the Sellers, in substantially the form of that attached hereto as ExhibitC; and

                           (v) such other documents and instruments as the
                  Sellers may reasonably request to effectuate or evidence the transactions contemplated by this Agreement.

SECTION 6.        CONFIDENTIAL INFORMATION.

         For purposes of this Agreement, "Confidential Information" shall be deemed to include all information and materials with respect to the Business, including, but not limited to, all proprietary information, specifications, models, diagrams, flow charts, videotapes, audio tapes, forms, data structures, graphics, other original works of authorship, product plans, technologies, formulas, trade secrets, trade names or proposed trade names, knowhow, ideas, marketing materials, lists of potential or actual customers, contracts, pricing information, financial information, business plans and strategies, and other financial and intellectual property with respect to the Business.

         Except as authorized in writing by the Buyer, each of the Sellers shall not disclose, communicate, publish or use for the benefit of himself or any third party any Confidential Information received, acquired, or obtained with respect to the Business. Each of the Sellers also agrees that: a) the Confidential Information will be held in confidence by each of the Sellers using the same degree of care, but no less than a reasonable degree of care, as each of the Sellers uses to protect his own confidential information of a like nature; b) he will take such steps as may be reasonably necessary to prevent disclosure of the Confidential Information to others; and c) in the event each of the Sellers is legally required to disclose any portion of the Confidential Information, each of the Sellers shall promptly notify the Buyer so that the Buyer may take steps to protect its Confidential Information.

         The obligations of this Section 6 shall terminate with respect to any particular portion of Confidential Information which: a) is in the public domain; b) entered the public domain through no fault of each of the Sellers; or
c) was rightfully communicated by a third party to each of the Sellers free of any obligation of confidence.

         In no event shall each of the Sellers be deemed by virtue hereof to have acquired any right or interest in or to the Confidential Information. Each of the Sellers agrees that for a period of five (5) years following the date of this Agreement, he will use his best efforts to maintain the confidentiality of the Confidential Information.

SECTION 7.        NON-COMPETITION.

         For a period commencing on the Closing Date and ending on the second
(2nd) anniversary of the Closing Date, without the prior written consent of the Buyer (which consent may be withheld in the Buyer's sole and absolute discretion) each of the Sellers shall not, directly or indirectly, for himself/itself or for any other person, proprietorship, partnership, corporation or trust, or any other entity, as an individual or as an owner, employee, agent, officer, director, trustee, or in any other capacity:

                  (a) solicit, participate or aid in the solicitation of orders for Restricted Products or Services, or perform or sell any Restricted Products or Services to any of the Company's customers who were serviced by any of the Sellers, solicited by any of the Sellers or who became customers of the Company as a result of any actions taken by any of the Sellers;

                  (b) solicit, participate or aid in the solicitation of, or perform or sell any Restricted Products or Services to any of the Company's customers who were customers, or had an ongoing business relationship with the Company, at any time during the one (1) year period preceding the Closing Date; or

                  (c) contact, or aid or participate in the contact, including allowing the use of any of the Sellers' names in connection with the contact of, any of the Company's customers who were customers, or had an ongoing business relationship with the Company, at any time during the one (1) year period preceding the Closing Date, for the purpose of diverting their purchases of Restricted Products or Services from the Company.

         "Restricted Products and Services" shall be defined as any product (including, but not limited to equipment and software) sold or service

(including, but not limited to upgrading and maintenance) performed by the Company during the one-year period prior to the date of this Agreement.

         The Buyer and each of the Sellers agree that due to the nature of the Company's business and its national scope of operations, and due to the nature of each of the Sellers' position within the Company and his access to and knowledge of Confidential Information of the Company, and in further consideration of the Buyer's and the Company's legitimate protectible interests in a highly competitive business environment, the covenants and restrictions, placed on each of the Sellers' ability to engage in any activity competitive with the Company, are required to be broad in scope and the parties acknowledge that such breadth is reasonable. Each of the Sellers further acknowledges and agrees that the breadth of such restrictions is reasonable because he has become acquainted with the affairs of the Company, its officers and employees, its services, products, business practices, business relationships, and the needs and requirements of its customers and prospective customers, trade secrets, intellectual property, Confidential Information, and other information proprietary to the Company. Each of the Sellers acknowledges and agrees that the Buyer and the Company have a need to protect, through the above restrictions, each of the foregoing interests and the Company's goodwill, and to prevent unfair competition and the inevitable use or disclosure of Confidential Information or trade secrets.

         The Buyer and each of the Sellers agree that in the event of a breach of any of the covenants and prohibitions contained in Sections 6 or 7 by any of the Sellers, the Buyer shall suffer immediate, immeasurable and irreparable harm and damage, and accordingly, the parties agree as follows:

                  (a) These covenants shall be construed as agreements independent of any other provision of this Agreement, and the existence of any claim or cause of action by any of the Sellers against the Buyer, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement of these covenants by the Buyer;

                  (b) In the event of a violation of any of these covenants, the terms of all covenants shall be automatically extended for a period equal to the violation, and the Buyer shall be entitled to recover reasonable attorney's fees incurred in the enforcement of these covenants;

                  (c) Each covenant is separate and distinct from every other covenant, and in the event of the invalidity of any one covenant, the remaining covenants shall be deemed independent and enforceable. Further, although the parties agree that the scope and duration restrictions herein are reasonable and necessary for the protection of the Buyer, in the event a Court should consider the scope or duration too extensive, the Court shall modify the provisions so as to be valid and fully enforceable for the maximum scope and duration (but never for a larger scope or longer period than set forth above) as the Court shall find to be reasonable, necessary, valid and legally enforceable;

                  (d) These covenants are reasonable and necessary for the protection of the Buyer's business interests, that irreparable injury will result to the Buyer if any of the Sellers breaches any of these covenants, and that in the event of actual or threatened breach of any of these covenants, the Buyer will have no adequate remedy at law. Each of the Sellers accordingly agrees that in the event of any actual or threatened breach by him of any of these covenants, the Buyer shall be entitled to immediate temporary injunctive and other equitable relief, subject to hearing as soon thereafter as possible. Nothing contained herein shall be construed as prohibiting the Buyer from pursuing any other remedies available to it for such breach or threatened breach, including the recovery of any damages which it is able to prove; and

                  (e) The Buyer would not have entered into this Agreement but for each of the Sellers' agreement to be bound by and comply with the terms and conditions of this Agreement, including, without limitation, Sections 6 and 7 hereof, and for each of the Sellers' agreement that the scope and duration restrictions of these covenants are reasonable.

SECTION 8.        INDEMNIFICATION

         8.1 Indemnification by the Sellers. Subject to Section 8.5, each of the Sellers shall, jointly and severally, indemnify and hold the Buyer and its officers, directors and shareholders harmless against and in respect of any and all losses, costs, expenses, claims, damages, obligations and liabilities, including interest, penalties and reasonable attorneys' fees and disbursements ("Damages"), which the Buyer or any such indemnitee may suffer, incur or become subject to arising out of, based upon or otherwise in respect of: (a) any inaccuracy in or breach of any representation or warranty of any of the Sellers made in or pursuant to this Agreement or any Transaction Document; or (b) any breach or nonfulfillment of any covenant or obligation of any of the Sellers contained in this Agreement or any Transaction Document.

         8.2 Indemnification by the Buyer. The Buyer shall indemnify and hold the Sellers and each of their successors, heirs and assigns harmless against and in respect of any and all Damages which the Sellers or any such indemnitee may suffer, incur or become subject to arising out of, based upon or otherwise in respect of: (a) any inaccuracy in or breach of any representation or warranty of the Buyer made in or pursuant to this Agreement or any Transaction Document; or
(b) any breach or nonfulfillment of any covenant or obligation of the Buyer contained in this Agreement or any Transaction Document.

         8.3 Inter-Party Claims. Any party seeking indemnification pursuant to this Section (the "Indemnified Party") shall promptly notify in writing the other party or parties from whom such indemnification is sought (the "Indemnifying Party") of the Indemnified Party's assertion of such claim for indemnification, specifying the basis of such claim. The Indemnified Party shall thereupon give the Indemnifying Party reasonable access to the books, records and assets of the Indemnified Party which evidence or support such claim or the act, omission or occurrence giving rise to such claim and the right, upon prior notice during normal business hours, to interview any appropriate personnel of the Indemnified Party related thereto.

         8.4 Third Party Claims.

                  (a) Each Indemnified Party shall promptly notify the Indemnifying Party of the assertion by any third party of any claim with respect to which the indemnification set forth in this Section relates. The Indemnifying Party shall have the right, upon notice to the Indemnified Party within twenty (20) business days after the receipt of any such notice, to undertake the defense of such claim with counsel reasonably acceptable to the Indemnified Party, or, with the consent of the Indemnified Party (which consent shall not unreasonably be withheld), to settle or compromise such claim. The failure of the Indemnifying Party to give such notice and to undertake the defense of or to settle or compromise such a claim shall constitute a waiver of the Indemnifying Party's rights under this Section 8.4(a) and shall preclude the Indemnifying Party from disputing the manner in which the Indemnified Party may conduct the defense of such claim or the reasonableness of any amount paid by the Indemnified Party in satisfaction of such claim.

                  (b) The election by the Indemnifying Party, pursuant to
         Section 8.4(a), to undertake the defense of a third-party claim shall not preclude the party against which such claim has been made also from participating or continuing to participate in such defense, so long as such party bears its own legal fees and expenses for so doing.

                  (c) Except as expressly provided herein, the Sellers shall have no rights, hereunder or otherwise, to indemnification or contribution from the Company with respect to any matter arising prior to the date of this Agreement, including, without limitation, any inaccuracy in or breach of any representation or warranty of the Company made in or pursuant to this Agreement or any Transaction Document, or any breach or nonfulfillment of any covenant or obligation of the Company contained in this Agreement or any Transaction Document, and the Sellers hereby irrevocably releases the Company from any liability for any such claim.

                  (d) The indemnification obligations of the parties contained herein are not intended to waive or preclude any other claims, rights or remedies which may exist at law (whether statutory or otherwise) or in equity with respect to the matters covered by the indemnifications.

         8.5 Limitations and Requirements.

                  (a) Sellers shall have no obligation to indemnify the Company or the Buyer or any other indemnitee hereunder against Damages pursuant to Section 8.1 of this Agreement in excess of the Purchase Price actually paid to Sellers (whether cash or FDI Stock) in the aggregate.

                  (b) Except as may otherwise expressly be provided in this Agreement, no claim arising out of or based upon any inaccuracy in or breach of any representation or warranty contained in this Agreement or any Transaction Document shall be made unless a claim arises and written notice pursuant to Section 8.4 is delivered to the Indemnifying Party within two (2) years after the Closing Date.

SECTION 9.        TAX RETURNS

         The Buyer and the Sellers shall cooperate fully, as and to the extent required by any other party, in connection with the preparation and filing of the Short-Year Return (for the period January 1, 2004 to the Effective Date), and in connection with any audit, litigation or other proceeding with respect to the Short-Year Return.

SECTION 10.       MISCELLANEOUS.

         10.1 Survival of Representations and Warranties. The representations and warranties made by the parties in this Agreement and in the certificates, documents and schedules delivered pursuant hereto shall survive the consummation of the transactions herein contemplated.

         10.2 Further Assurances. Each party hereto shall, from time to time and without further consideration, either before or after the Closing, execute such further instruments and take such other actions as any other party hereto shall reasonably request in order to fulfill its obligations under this Agreement and to effectuate the purposes of this Agreement and to provide for the orderly and efficient transition of the ownership of the Company to the Buyer.

         10.3 Costs and Expenses. Except as otherwise expressly provided herein, each party shall bear its own expenses in connection herewith. Any and all legal and accounting fees, transfer, sales, use, documentary and similar taxes and recording and filing fees, incurred in connection with the transactions contemplated herein on behalf of the Sellers or the Company prior to Closing shall be paid by the Sellers and not by the Company.

         10.4 Notices. All notices or other communications permitted or required under this Agreement shall be in writing and shall be sufficiently given if and when hand delivered to the persons set forth below or if sent by documented overnight delivery service or registered or certified mail, postage prepaid, return receipt requested, or by facsimile, receipt acknowledged, addressed as set forth below or to such other person or persons and/or at such other address or addresses as shall be furnished in writing by any party hereto to the others. Any such notice or communication shall be deemed to have been given as of the date received, in the case of personal delivery, or on the date shown on the receipt or confirmation therefor in all other cases.

                  To the Sellers:
                  --------------
                  11030 Richardson Road
                  Ashland, Virginia  23005

                  With a copy to:
                  Wilson Trice
                  Thompson & McMullan PC
                  100 Shockoe Slip Richmond,
                  Virginia 23219 Fax No.: 804-780-2556


                  To the Buyer:
                  ------------
                  Fortune Diversified Industries, Inc.
                  Attention:  Carter Fortune
                  6402 Corporate Drive
                  Indianapolis, IN  46278
                  Fax No.:  317-532-1376

                  With a copy to:
                  Robert J. Milford
                  Drewry Simmons Pitts & Vornehm, LLP
                  8888 Keystone Crossing, Suite 1200
                  Indianapolis, IN  46240
                  Fax:  (317) 580-4855

         10.5 Assignment and Benefit.

                  (a) The Buyer may assign this Agreement in whole or in part to any subsidiary or to any person which becomes a successor in interest (by purchase of assets or membership interests, or by merger, or otherwise) to the Buyer; provided, however, that, notwithstanding any such assignment, the Buyer shall remain liable for its obligations hereunder. The Sellers shall not assign this Agreement or any rights hereunder, or delegate any obligations hereunder, without prior written consent of the Buyer. Subject to the foregoing, this Agreement and the rights and obligations set forth herein shall inure to the benefit of, and be binding upon, the parties hereto, and each of their respective successors, heirs and assigns.

                  (b) This Agreement shall not be construed as giving any person, other than the parties hereto and their permitted successors, heirs and assigns, any legal or equitable right, remedy or claim under or in respect of this Agreement or any of the provisions herein contained, this Agreement and all provisions and conditions hereof being intended to be, and being, for the sole and exclusive benefit of such parties, and permitted successors, heirs and assigns and for the benefit of no other person or entity.

         10.6 Arbitration.

                  (a) All disputes arising out of or relating to this Agreement, the Company Transaction Documents, the Sellers Transaction Documents, or the Buyer Transaction Documents which cannot be settled by the parties shall promptly be submitted to and determined by binding arbitration in Indianapolis, Indiana by three (3) arbitrators (one selected by the Sellers, one selected by the Buyer and one selected by the two previously selected arbitrators), in accordance with the Commercial Arbitration Rules of the American Arbitration Association in effect on the date that the demand for arbitration is given; provided that nothing herein shall preclude either party from seeking, in any court of competent jurisdiction, injunctive relief or other equitable remedies in the case of any breach or threatened breach by the Sellers of Sections 6 or 7 hereof. The decision of the arbitrators shall be final and binding upon the parties and judgment upon such decision may be entered in any court of competent jurisdiction; provided, however, that errors of law may be appealed to a court of competent jurisdiction for review.

                  (b) Any demand for arbitration shall include detail sufficient to establish the nature of the dispute (including claims asserted and the material issues with respect thereto) and shall be delivered to the other party concurrently with delivery to AAA. Discovery shall be allowed pursuant to the United States Federal Rules of Civil Procedure and as the arbitrators determine appropriate under the circumstances.

                  (c) The arbitrators' decision shall be in writing, and shall describe in detail the legal reasoning adopted by the arbitrator in support of the decision. In rendering a decision, the arbitrators shall follow the substantive law of the State of Indiana, and shall not use equitable or other principles which would permit the arbitrators to ignore this Agreement, the Company Transaction Documents, the Sellers Transaction Documents, the Buyer Transaction Documents or the law of the State of Indiana. Any award by the arbitrators shall be subject to all dollar and other limitations set forth in this Agreement. The arbitrators shall have no authority to award treble, exemplary or punitive damages of any type under any circumstances.

         10.7 Amendment, Modification and Waiver. The parties may amend or modify this Agreement in any respect. Any such amendment, modification, extension or waiver shall be in writing and signed by all parties hereto. The waiver by a party of any breach of any provision of this Agreement shall not constitute or operate as a waiver of any other breach of such provision or of any other provision hereof, nor shall any failure to enforce any provision hereof operate as a waiver of such provision or of any other provision hereof.

         10.8 Governing Law. This Agreement is made pursuant to, and shall be construed and enforced in accordance with, the laws of the State of Indiana (and United States federal law, to the extent applicable), irrespective of the principal place of business, residence or domicile of the parties hereto, and without giving effect to otherwise applicable principles of conflicts of law. Nothing contained herein or in the Company Transaction Documents, the Sellers

Transaction Documents, or the Buyer Transaction Document shall prevent or delay any party from seeking, in any court of competent jurisdiction, specific performance or other equitable remedies in the event of any breach or intended breach by any other party of any of its obligations hereunder.

         10.9 Section Headings and Defined Terms. The section headings contained herein are for reference purposes only and shall not in any way affect the meaning and interpretation of this Agreement. The terms defined herein and in any agreement executed in connection herewith include the plural as well as the singular and the singular as well as the plural, and the use of masculine pronouns shall include the feminine and neuter. Except as otherwise indicated, all agreements defined herein refer to the same as from time to time amended or supplemented or the terms thereof waived or modified in accordance herewith and therewith.

         10.10 Severability. The invalidity or unenforceability of any particular provision, or part of any provision, of this Agreement shall not affect the other provisions or parts hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions or parts were omitted.

         10.11 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original; and any person may become a party hereto by executing a counterpart hereof, but all of such counterparts together shall be deemed to be one and the same instrument.

         10.12 Entire Agreement. This Agreement, together with the agreements, exhibits, schedules and certificates referred to herein or delivered pursuant hereto, constitute the entire agreement between the parties hereto with respect to the purchase and sale of the Shares and supersede all prior agreements and understandings. The submission of a draft of this Agreement or portions or summaries thereof does not constitute an offer to purchase or sell the Shares, it being understood and agreed that neither the Buyer or the Sellers shall be legally obligated with respect to such a purchase or sale or to any other terms or conditions set forth in such draft or portion or summary unless and until this Agreement has been duly executed and delivered by all parties.

         10.13 Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof. Any information disclosed in any Schedule shall be deemed disclosed in all other applicable Schedules, even though not expressly set forth in such other Schedules, provided that it is reasonably apparent that such disclosure is applicable to the other Schedules.

                            [Signature Page Follows.]

         IN WITNESS WHEREOF, each of the parties hereto has duly executed this Agreement, under seal, all as of the date first above written.

FORTUNE DIVERSIFIED, INDUSTRIES, INC.


By:
    -----------------------------------
    Carter Fortune, CEO



---------------------------------------
Carter Fortune


---------------------------------------
Steve Loeffler


---------------------------------------
Clay Melnyk